Exhibit 99.1

NEWS RELEASE

Lumen Technologies, Inc. Announces Offering of Senior Notes Due 2037 and Concurrent Tender Offers

DENVER, May 6, 2026 — Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) (NYSE: LUMN) today announced that its wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), plans to offer $1 billion aggregate principal amount of its Senior Notes due 2037 (the “Notes”) and together with Lumen and Qwest Capital Funding, Inc. (“QCF,” together with Level 3 Financing and Lumen, each an “Offeror”, and collectively, the “Offerors”), Lumen’s indirect and wholly-owned subsidiary, commence concurrent cash tender offers to purchase the outstanding notes described below (the “Tender Offers” and each, a “Tender Offer”).

Level 3 Financing intends to use a portion of the net proceeds from this offering to fund the purchase of the Existing Group Tender Notes (as defined below) by the respective issuer of such Existing Group Tender Notes pursuant to concurrent Tender Offers and to pay related fees and expenses. To the extent not applied to purchase the Existing Group Tender Notes in the Tender Offers and pay related fees and expenses, Level 3 Financing intends to use the net proceeds from this offering for general corporate purposes.

The Existing Group Tender Notes to be purchased in the Tender Offers, listed in the order of priority, are (i) Level 3 Financing’s outstanding 4.250% Senior Notes due 2028, 3.625% Senior Notes due 2029, 3.750% Sustainability-Linked Senior Notes due 2029, 3.875% Senior Secured Notes due 2029 (formerly secured), 4.875% Second Lien Notes due 2029 (formerly secured), 4.500% Second Lien Notes due 2030 (formerly secured), 3.875% Second Lien Notes due 2030 (formerly secured), and 4.000% Second Lien Notes due 2031 (formerly secured) (collectively, the “Level 3 Notes”), (ii) Lumen’s 6.875%, Debentures, Series G due 2028, 4.500% Senior Notes due 2029, and 5.375% Senior Notes due 2029 (collectively, the “Lumen Notes”), and (iii) QCF’s 6.875% Notes due 2028 (the “QCF Notes”, and together with the Level 3 Notes and the Lumen Notes, the “Existing Group Tender Notes”) up to an aggregate purchase price, excluding accrued and unpaid interest (“Accrued Interest”), of $750 million (the “Aggregate Purchase Price”). Level 3 Financing, Lumen, and QCF may, but is under no obligation to, increase the Aggregate Purchase Price (including based on the proceeds Level 3 Financing receives from the sale of the Notes).

The terms and conditions of the Tender Offers are described in a separate Offer to Purchase dated May 6, 2026 (the “Statement”). The Tender Offers will expire at 5 p.m. ET on June 4, 2026 (the “Expiration Date”), unless extended, earlier expired or terminated. Holders of the Existing Group Tender Notes must validly tender and not validly withdraw their Existing Group Tender Notes at or prior to 5 p.m. ET on May 19, 2026 (the “Early Tender Deadline”) in order to be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium, as set forth in the table below. Holders who validly tender their Existing Group Tender Notes after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the applicable tender consideration.

The following table provides information with respect to the Existing Group Tender Notes to be purchased:

Issuer and Offeror	Series of Notes	CUSIP Numbers(1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Consideration(2)	Early Tender Premium	Total Consideration (2)(3)
Level 3 Financing, Inc.	4.250% Senior Notes due 2028	527298 BR3/ U52783 AW4	$178,096,000	1	$963.75	$30.00	$993.75
Level 3 Financing, Inc.	3.625% Senior Notes due 2029	527298 BS1/ U52783 AX2	$300,314,000	2	$947.50	$30.00	$977.50
Level 3 Financing, Inc.	3.750% Sustainability-Linked Senior Notes due 2029	527298 BT9/ U52783 AY0	$361,276,000	3	$942.50	$30.00	$972.50
Level 3 Financing, Inc.	3.875% Senior Secured Notes due 2029 (formerly secured)	527298BQ5/ U52783AV6	$53,883,000	4	$935.00	$30.00	$965.00
Level 3 Financing, Inc.	4.875% Second Lien Notes due 2029 (formerly secured)	527298CB7/ U52783BE3/ 527298CC5	$9,706,000	5	$975.00	$30.00	$1,005.00
Level 3 Financing, Inc.	4.500% Second Lien Notes due 2030 (formerly secured)	527298CD3/ U52783BF0/ 527298CE1	$1,618,300	6	$930.00	$30.00	$960.00
Level 3 Financing, Inc.	3.875% Second Lien Notes due 2030 (formerly secured)	527298CF8/ U52783BG8/ 527298CG6	$20,048,400	7	$897.50	$30.00	$927.50
Level 3 Financing, Inc.	4.000% Second Lien Notes due 2031 (formerly secured)	527298CH4/ U52783BH6/ 527298CJ0	$20,385,000	8	$887.50	$30.00	$917.50
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686AM9	$130,730,000	9	$995.00	$30.00	$1,025.00
Lumen Technologies, Inc.	4.500% Senior Notes due 2029	156700 BD7/ U1566P AD7	$299,629,000	10	$950.00	$30.00	$980.00
Lumen Technologies, Inc.	5.375% Senior Notes due 2029	550241AA1/ U54985AA1	$231,544,000	11	$960.00	$30.00	$990.00
Qwest Capital Funding, Inc.	6.875% Notes due 2028	912912AQ5	$49,582,000	12	$975.00	$30.00	$1,005.00

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed above or printed on the Existing Group Tender Notes. They are provided solely for the convenience of holders of the Existing Group Tender Notes.

(2)

Per $1,000 principal amount of Existing Group Tender Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes Accrued Interest, which will be paid on Existing Group Tender Notes accepted for purchase by the applicable Offeror as described in the Statement.

(3)	Includes the Early Tender Premium for Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by the applicable Offeror.

The Offerors have retained Wells Fargo Securities, LLC, to act as Lead Dealer Manager and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC to act as Dealer Managers, and Citizens JMP Securities, LLC, RBC Capital Markets, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. to act as Co-Dealer Managers (the “Dealer Managers”) and D.F. King & Co., Inc. to act as the information agent and the tender agent (in such capacity, the “Tender and Information Agent”) in connection with the Tender Offers. Requests for assistance or copies of the Statement or any other documents related to the Tender Offers may be directed to the Information and Tender Agent at the contact details set forth below. Questions in relation to the Tender Offers may be directed to the Dealer Managers and Tender and Information Agent at the addresses and telephone numbers set forth below.

The Lead Dealer Manager

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Liability Management Group

Collect: (866) 309-6316

Toll-Free: (704) 410-4235

The Tender and Information Agent

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Attn: Michael Horthman

Banks and Brokers Call: (212) 257-2075

All Others Call Toll Free: (800) 755-3105

Email: lumen@dfking.com

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute an offer to buy or the solicitation of an offer to sell any Existing Group Tender Notes, nor will there be any purchase of Existing Group Tender Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States. Level 3 Financing, Inc. and Qwest Capital Funding, Inc. are wholly owned affiliates of Lumen Technologies, Inc.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: failure of the conditions set forth in the Statement to be satisfied or waived; the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing, Lumen, QCF or their respective affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Level 3 Parent, LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Jim Breen, CFA Investor.Relations@lumen.com +1 603-404-7003